      As filed with the Securities and Exchange Commission on July 15, 2003
                                                       Registration No.: 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              ---------------------

                               IPC Holdings, Ltd.
               (Exact name of issuer as specified in its charter)


    Bermuda             American International Building         Not Applicable
(State or other               29 Richmond Road                (I.R.S. Employer
jurisdiction of          Pembroke, HM 08, Bermuda            Identification No.)
incorporation or               (441) 295-5100
 organization)

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              ---------------------

       Amendment to the IPC Holdings, Ltd. Stock Option Plan (the "Plan") IPC Holdings, Ltd. 2003 Stock Incentive Plan (the "Incentive Plan")

                              ---------------------

                              CT Corporation System
                                111 Eighth Avenue
                                   13th Floor
                            New York, New York 10011
                                 (212) 246-5070

                              ---------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    Copy to:
                              Andrew S. Rowen, Esq.
                             Sullivan & Cromwell LLP
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            Proposed
                                             Amount          maximum        Proposed maximum
   Title of each class of securities         to be       offering price    aggregate offering        Amount of
           to be registered                registered     per share(1)          price(1)          registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per        500,000 shares      $34.78            $17,390,000             $1,407
share for the Plan
====================================================================================================================
Common Stock, par value $0.01 per        500,000 shares      $34.78            $17,390,000             $1,407
share for the Incentive Plan
====================================================================================================================

(1)  Estimated  pursuant to Rule 457(h)(1)  under the  Securities  Act of 1933 solely for the purpose of calculating the amount of the registration fee based on the high and low prices of the common shares (the "Common Shares")
     of IPC Holdings, Ltd. as reported on the NASDAQ National Market System on July 11, 2003.

====================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the two plans covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Explanatory Note
----------------

IPC Holdings, Ltd. Stock Option Plan (the "Plan")
-------------------------------------------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Registrant's Common Shares to be issued pursuant to the Plan. The Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (No. 333-19149) and the Registration Statement on Form S-8 previously filed with the Commission relating to the amended plan (No. 333-30070) are incorporated herein by reference with the exception of Exhibit 4.3 and Exhibit 99 respectively thereto, which exhibits have been replaced by the amended Plan included as Exhibit 4.1 hereto.

     Exhibit 4.1 hereto reflects an amendment to the Plan approved by the shareholders at the Registrant's Annual General Meeting held on June 13, 2003. Specifically, Exhibit 4.1 reflects an amendment to (i) Section 5.1 of the Plan to increase the aggregate number of Common Shares covered by the Plan from 577,500 to 1,077,500 and (ii) Section 8 of the Plan to extend the period during which the Plan will remain in effect from ten years to twelve years after the effective date of the Plan.

IPC Holdings, Ltd. 2003 Stock Incentive Plan (the "Incentive Plan")
-------------------------------------------------------------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering 500,000 shares of the Registrant's Common Shares to be issued pursuant to the Incentive Plan. Exhibit 4.2 hereto reflects the adoption of the Incentive Plan by the shareholders at the Registrant's Annual General Meeting held on June 13, 2003.

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

The documents listed below are incorporated herein by reference:

(a)  Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(b)  Quarterly Report on Form 10-Q for the quarterly period ended March 31,
2003.

(c) The description of the Registrant's Common Stock which is contained in its Amendment No. 2 to Form 8-A Registration Statement (Registration No. 000-27662), filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference to be part hereof from the date of filing of such documents.

Item 4. Description of Securities
        -------------------------

Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

     Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a company incorporated under the laws of Bermuda may indemnify its directors and officers against any liability arising from any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Registrant, provided, that, any provision indemnifying any such officer or director in respect of any fraud or dishonesty of which such person may be guilty in relation to the Registrant shall be void. Section 98 of the Companies Act further provides that a company incorporated under the laws of Bermuda may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings under Section 281 of the Companies Act. Section 98A of the Companies Act enables a company to purchase and maintain insurance for the benefit of directors and officers.

The bye-laws of the Registrant (the "Bye-Laws") provide indemnification to directors and officers of the Registrant against costs, losses and other expenses arising from actions taken in such capacity, other than those arising from any willful negligence, willful default, fraud or dishonesty. Further, the bye-laws provide for indemnification of liabilities incurred by any director or officer in defending any civil or criminal proceeding in which a favorable judgment is obtained, or in which such officer or director is acquitted, or in which relief from liability is granted under the Companies Act. The Registrant maintains liability insurance covering its directors and officers.

Item 7. Exemption from Registration Claimed
        -----------------------------------

Not applicable.

Item 8. Exhibits
        --------

      Exhibit No.         Description
      -----------         -----------

        4.1               IPC Holdings, Ltd. Stock Option Plan, as amended

        4.2               IPC Holdings, Ltd. 2003 Stock Incentive Plan

        5 Opinion of Conyers Dill & Pearman as to the validity of the securities registered

       23.1 Consent of Conyers Dill & Pearman (included in their opinion filed as Exhibit 5)

       23.2               Consent of KPMG

       23.3               Consent of Arthur Andersen



Item 9. Undertakings
        ------------

(a) The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on July 15, 2003.

                                         By: /s/ James P. Bryce
                                            ------------------------------------
                                            James P. Bryce
                                            President and Chief
                                            Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Bryce and Joseph C.H. Johnson his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                                                Date
---------                             -----                                                ----

/s/ Joseph C.H. Johnson                                                                    July 11, 2003
-----------------------------------
Joseph C.H. Johnson                   Chairman of the Board of Directors

/s/ James P. Bryce
-----------------------------------
James P. Bryce                        President, Chief Executive Officer and Director      July 15, 2003
                                      (Principal Executive Officer)
/s/ John R. Weale
-----------------------------------
John R. Weale                         Senior Vice President, Chief Financial Officer and   July 11, 2003
                                      principal accounting officer)
/s/ Frank Mutch
-----------------------------------
Frank Mutch                           Deputy Chairman of Board of Directors                July 11, 2003

/s/ Dr. The Honourable
Clarence E. James
-----------------------------------
Dr. The Honourable                    Director                                             July 11, 2003
Clarence E.James

/s/ Jackie Clegg
-----------------------------------
Jackie Clegg                          Director                                             July 11, 2003

/s/ Gregory F. Lavelle on behalf
    of Puglisi & Associates
-----------------------------------
Puglisi & Associates                  Authorized Representative in the United States       July 15, 2003


Index to Exhibits
-----------------

   Exhibit No.              Description
   -----------              -----------

      4.1        IPC Holdings, Ltd. Stock Option Plan, as amended

      4.2        IPC Holdings, Ltd. 2003 Stock Incentive Plan

      5 Opinion of Conyers Dill & Pearman regarding the validity of the securities registered

     23.1 Consent of Conyers Dill & Pearman (included in their opinion filed as Exhibit 5)

     23.2        Consent of KPMG

     23.3        Consent of Arthur Andersen

     24 Powers of Attorney (set forth on signature page of this Registration Statement)

------------------------